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               EXHIBIT 21.1 - LIST OF SUBSIDIARIES OF BARRA, INC.
                               AS OF MAY 30, 2001

                                                                                              State or Other
                                                                                              Jurisdiction of
                                                                                              Incorporation
Name of Subsidiary*                                                                           or Organization
------------------                                                                            ---------------

BarraConsult Ltda.                                                                            Brazil

Barra Fixed Income Services, Inc. (formerly Global Advanced Technology Corporation)           Delaware

Barra (FSC), Inc.                                                                             U.S. Virgin Islands

Barra Holding Company Limited                                                                 England

Barra International, Ltd.                                                                     Delaware

Barra International (Australia) Pty Ltd.                                                      Australia

Barra International (Japan), Ltd. (formerly N.B. Investment Technology Co., Ltd.)             Japan

Barra POSIT, Inc.                                                                             Delaware

Barra RogersCasey, Inc. (formerly Rogers, Casey Consulting, Inc. and  Rogers, Casey
Sponsor Services, Inc.)                                                                       Delaware

Barra Ventures, Inc.                                                                          Delaware

Bond Express, Inc.                                                                            Delaware

POSIT Joint Venture                                                                           California

Risk Reporting Limited                                                                        Wales

Symphony Asset Management, Inc.                                                               California

Symphony Asset Management, LLC                                                                California


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*All subsidiaries do business only under the names listed.